                                                                    Exhibit 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              ---------------------------------------------------

We have issued our report dated January 25, 2002, accompanying the consolidated financial statements contained in the Annual Report of Alliance Bancshares California on Form 10-KSB for the year ended December 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statement of Alliance Bancshares California on Form S-8.

/s/ Grant Thornton LLP

Los Angeles, California
August 2, 2002